Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 124 to the Registration Statement on Form N–1A of Fidelity School Street Trust: Fidelity Intermediate Municipal Income Fund of our report dated February 10, 2023; Fidelity Series International Credit Fund of our report dated February 14, 2023; Fidelity Advisor Multi-Asset Income Fund and Fidelity Global Credit Fund of our reports dated February 15, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended December 31, 2022.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 21, 2023